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                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cetalon Corporation on Form S-8 of our report dated August 31, 2001, appearing in the Annual Report on Form 10-KSB of Cetalon Corporation for the year ended May 31, 2001.




DELOITTE & TOUCHE LLP
Los Angeles, California
November 29, 2001